UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2021 (September 15, 2021)
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On September 15, 2021, JetBlue Airways Corporation (the “Company”) voluntarily repaid its outstanding borrowings of approximately $115 million, plus accrued interest and associated fees under its Loan and Guarantee Agreement (the “Loan Agreement”), dated September 29, 2020 (as amended and restated on November 3, 2020, and as further amended on January 15, 2021), with the United States Department of the Treasury (“Treasury”) pursuant to the United States Coronavirus Aid, Relief, and Economic Security Act (March 27, 2020). The entry into the Loan Agreement, by and among the Company, as borrower, Treasury, as lender, and the Bank of New York Mellon, as administrative agent and collateral agent, was first reported on the Company's Current Report on Form 8-K filed on October 1, 2020.

In connection with the repayment of the Loan Agreement, as of September 15, 2021, the Company’s obligations and commitments under the Loan Agreement were terminated in full, excluding obligations and commitments expressed to survive the repayment (including, for example, certain limitations on dividends and buybacks by the Company and its affiliates; limitations on certain compensation to corporate officers and employees; and requirements with respect to continued air service), and all remaining collateral, consisting of aircraft and spare engines, was released.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	September 21, 2021	By:	/s/ Alexander Chatkewitz
Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)